- 1 - EMPLOYMENT AGREEMENT AgreementTHIS AGREEMENT , dated as of __04 June 2023__, by and between MariaDB USA, Inc. Company Roya Shakoori Executive individual. As of the Effective Date (defined below), this Agreement shall supersede and replace in its entirety any other employment agreement or offer letter, including any amendments thereto, previously entered into by the parties. WHEREAS, the Company desires to employ the Executive by entering into this Agreement embodying the terms of such employment, and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement. NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows: 1. Employment. The Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment with the Company, subject to the terms and conditions set forth in this Agreement, effective as of May 1, 2023 Effective Date . 2. Term. Subject to earlier termination or extension as hereinafter provided, the term for one (1) year from the Effective Date. The term of the Agreement shall be automatically renewed for an additional one (1) year period unless either Company or Executive gives sixty (60) days prior written notice that the term shall not be extended. Employment Term 3. Capacity and Performance. (a) During the Employment Term, the Executive shall serve as the General Counsel and Corporate Secretary of the Company and shall report directly to the Chief Executive Officer . (b) During the Employment Term, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company as are commensurate with her position as General Counsel and Corporate Secretary and such further duties and responsibilities as may be reasonably designated from time to time by the CEO. (c) During the Employment Term, the Executive shall devote her full business time and her best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of her duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the Employment Term that is with the Company, except as may be expressly approved in advance by the CEO in writing. Notwithstanding the foregoing, the Executive may serve on civic, trade association and charitable Exhibit 10.32

- 2 - boards and conduct personal investment activities, so long as these activities do not interfere with er duties and responsibilities under this Agreement. 4. Compensation and Benefits. As compensation for all services performed by the of the obligations of the Executive to the Company pursuant to this Agreement or otherwise, the Executive shall be entitled to the following: (a) Base Salary. During the Employment Term, the Company shall pay the Executive a base salary at the rate of $390,000 per annum, payable in accordance with the payroll practices of the Company for its executives. Such base salary, as the same may from time to time be adjusted (b) Target Bonus. Executive shall be eligible to participate in an annual incentive program. The target bonus amount for fiscal year 2023 shall be equal to $78,000, prorated for fiscal year 2023, (as the same may be adjusted in future fiscal years at the discretion of the Company, . (c) Paid Time Off. During the Employment Term, the Executive shall be entitled to paid time off paid time off policy applicable to exempt employees, as amended from time to time. (d) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of her duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation requirements as may be specified by the Company from time to time. (e) Benefits. The Executive shall be eligible to participate, subject to and in accordance with applicable eligibility requirements, in such employee benefit plans, policies, programs and arrangements as are generally provided to the Company's other similarly situated executives, which shall include, at a minimum, basic health, dental and vision insurance. 5. Termination of Employment and Severance Benefits. The Executive s employment hereunder shall terminate under the following circumstances: (a) Final Compensation. In the event of any termination of employment event set forth in this Section 5, the Executive shall be entitled to: (i) termination in accordance with the payroll practices of the Company for its executives; (ii) Pay for any paid time off earned but not used through the date of termination in accordance with Company policy; and (iii) Any business expenses incurred by the Executive but unreimbursed on the date of termination, provided that such expenses and required substantiation and

- 3 - documentation thereof are submitted within thirty (30) days of termination and that such expenses Final Compensation (b) Death and automatically terminate. In such been designated by the Executive, to her estate her Final Compensation and any unpaid Target Bonus earned but not yet paid. (c) Disability. (i) hereunder, upon notice to the Executive, in the event that the Executive becomes incapacitated during the Employment Term through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform the essential functions of the position, for ninety (90) consecutive calendar days or an aggregate of one hundred twenty (120) calendar days during any period of three hundred and sixty-five (365) consecutive Disability In the event of have no further obligation to the Executive, other than for payment for any unpaid Final Compensation. (ii) The Company may designate another employee to act in the designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits under 4(e) subject to the terms of the benefit plans or programs, until the termination of the employment. (iii) If any question shall arise as to whether Disability exists during the Employment Term, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician mutually selected by the Company and the Executive who specializes in the medical condition which may be the basis for a Disability determination, to determine whether the Executive is so Disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail on the Executive. (d) By the Company for Cause. The C employment hereunder for Cause at any time upon written notice to the Executive setting forth in reasonable detail the nature and factual basis of such Cause. In the event of termination of the the Company for Cause, the Company shall have no further obligation to the Executive, other than for payment of Final Compensation. The following shall constitute Cause (i) Committing fraud, theft or gross negligence that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Company or any of its affiliated companies;

- 4 - (ii) Making a willful material misrepresentation to the CEO or the Board; (iii) Refusing to comply with any material obligations reasonably or to comply with a reasonable and lawful instruction of the CEO or the Board; (iv) Engaging in any conduct or committing any act that is, in the reasonable good faith opinion of the Board, materially injurious or detrimental to the substantial interest of the Company and its affiliated companies; (v) Being convicted of, or entry of a pleading of guilty or no contest to any (A) felony, (B) lesser crime of which fraud or dishonesty is a material element or (C) crime of moral turpitude; or (vi) Failing substantially to comply with any written rules, regulations, policies or procedures of the Board or of the Company, furnished or otherwise made available to the Executive that, if not complied with, could reasonably be expected to have a material adverse effect on the business of the Company, which failure remains uncured thirty (30) days following written notice to the Executive from the Company of same. (e) By the Company without Cause. The Company may terminate the notice to the Executive. In the event of such termination, then in addition to the Final Compensation, the Company shall pay or provide to the Executive: (i) Continued payment of the effect on the date of termination (ignoring any reduction of Base Salary that forms the basis for a Good Reason termination), until the conclusion of a period equal to six (6) months following the the Release Condition(as defined below), which payment shall be retroactive to the next business day following the date of termination; and (ii) An amount equal to up to fifty percent (50%) of the Target Bonus which Executive would have been entitled to receive for the fiscal year of termination pursuant to Section 4(b), payable based on actual achievement of the performance criteria applicable to the bonus, and reduced by any bonus amounts previously paid to the Executive with respect to such bonus for the fis employment terminates during the second fiscal quarter, and the Executive was previously paid a bonus for the first fiscal quarter, the Executive shall be entitled to a bonus amount based on actual performance for the second and third fiscal quarters of the fiscal year). The Pro Rata Bonus is payable at the same time that such bonuses are generally paid to other senior executives. (iii) le dependents are entitled to, and timely elect to, continue their coverage (or the coverage of any one of them)

- 5 - shall pay the premiums (or reimburse the Executive for any premiums paid by the Executive for such COBRA continuation coverage for a termination or, if earlier, (x) until the Executive is no longer entitled to COBRA continuation health insurance coverage from another employer. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Company may unilaterally amend this Section 5(e)(iii) or eliminate the benefit provided hereunder to the extent it deems necessary to avoid the imposition of excise taxes, penalties or similar charges on the Company or any of its affiliates, including, without limitation, under Section 4980D of the Code. Following the applicable period of payment or reimbursement, the Executive may continue COBRA continuation coverage under extent the Executive remains eligible for such coverage) eligible for such coverage. (f) By the Executive for Good Reason. The Executive may terminate her employment Good Reason (i) A responsibilities, title duties, authority, or reporting line which represents a material and adverse in effect immediately prior to such change (which, for the avoidance of doubt, shall not include (A) the hiring of additional subordinates to fill some of the duties and responsibilities; (B) any disposition or sale of any legal entity that constitutes part of the business of the Company or (C) any change in duties resulting from any purchases, joint venture arrangements or restructurings of the business of the Company); (ii) A or amount, unless such reduction is made equivalently across the board to other senior executives of the Company; or (iii) Any failure by the Company to comply with any material provision of this Agreement. Notwithstanding the above, the events described in clauses (i), (ii) and (iii) above shall not constitute Good Reason unless the Executive notifies the Company in writing within thirty (30) days after the initial occurrence of the event giving rise to Good Reason and the Company has failed to cure the circumstances giving rise to Good Reason within thirty (30) days Cure Period to the expiration of the Cure Period, then the Executive may tender her resignation for Good Reason, such resignation to be effective no later than thirty (30) days following the end of the Cure Period; it being understood that if the Executive fails to resign within such thirty (30) day period, her right to terminate her employment for Good Reason shall be deemed to be waived. In the event of termination in accordance with this Section 5(f), and in lieu of any severance benefits that may be payable to the Executive under a separate severance agreement or an executive severance

- 6 - plan as a result of such termination, then the Executive shall be entitled to the same pay and benefits he would have been entitled to receive had the Executive been terminated by the Company without Cause in accordance with Section 5(e) above; provided that the Executive satisfies all conditions to such entitlement. The parties agree that payment of the amounts specified in this Section 5(f) shall constitute liquidated damages for any default by the Company pursuant to this section and shall satisfy any liability of the Company to the Executive in respect of such default. (g) By the Executive without Good Reason. The Executive may terminate her employment hereunder at any time without Good Reason upon sixty (60) days notice to the Company. In such event, the Company shall have no further obligation to the Executive, other than for any Final Compensation due to him. In the event of termination of the Executive s employment pursuant to this Section 5(g), the Company may elect to waive the period of notice, or any portion thereof, and, if the Company so elects, the Company shall pay the Executive her Base Salary for the notice period (or for any remaining portion of the period). (h) By the Company as a Result of a Change in Control. In the event the by the Company without Cause or by the Executive for Good Reason, in each case within three (3) months before or twelve (12) months after a Change in Control, the Executive shall receive in addition to her Final Compensation (and in lieu of amounts payable in connection with a termination under Section 5(e) and (f) of this Agreement): (i) An amount equal to fifty percent (50%) of the Annual Base Salary at the rate in effect on the date of termination (ignoring any reduction of Base Salary that forms the basis for a Good Reason termination), subject to required deductions and payable in a lump sum at the time set forth in Section 6(d); (ii) An amount equal to fifty percent (50%) of the Annual Target Bonus at the rate in effect on the date of termination (ignoring any reduction of Target Bonus that forms the basis for a Good Reason termination), paid in a lump sum at the time set forth in Section 6(d); (iii) An amount equal to six (6) months of COBRA premiums, at the termination for the coverage the Executive has in effect under such plan(s) on such date, paid in a lump sum at the time set forth in Section 6(d); and (iv) One hundred percent (100%) of any then-unvested compensatory equity awards subject to a time-vesting requirement shall immediately vest in full, with any awards unvested and subject to a performance contingency that had not been met as of ther qualifying termination vesting pursuant to the relevant equity award grant agreement. (v) For purposes of this Section 5(h), a Change in Control shall be deemed to have occurred as of the occurrence of any of the following (in one transaction or a series of related transactions): (A) An defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company

- 7 - representing more securities; (B) A consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at immediately following such event; or (C) The sale or other disposition of all or substantially all the assets of the Company, other than in connection with a bankruptcy proceeding. 6. Effect of Termination. The provisions of this Section 6 shall apply to termination pursuant to Section 5 or otherwise. (a) The Executive shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Sections 5(f) or 5(g) hereof. (b) Except for medical and dental plan coverage continued pursuant to the provisions of COBRA, benefits shall terminate pursuant to the terms of the applicable benefit plans of Base Salary or other payment to the Executive following such date of termination. (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Executive under Sections 7, 8 and 11 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5(f) or 5(g performance of obligations under Sections 7, 8 and 11 hereof. The Executive recognizes that, except as expressly provided in Section 5(f) or 5(g), no compensation is earned after termination (d) Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that any and all payments, other than payment of any Final Compensation, are conditioned upon and subject to the Executive s resignation from all positions compliance with his obligations to the Company, and the execution, delivery and non-revocation of a fully effective standard general waiver and release of all claims, except for such matters expressly covered by provisions of this Agreement (or the award agreement for any equity awards) which expressly survive the termination of this Agreement, in such form as may be prepared by the Company (the Release Condition ). Payments of amounts and benefits which do not constitute nonqualified deferred compensation and are not subject to Section 409A (as defined below) shall commence five (5) days after the Release Condition is satisfied and payments and benefits which are subject to Section 409A shall commence on the sixtieth (60th) day after termination of employment (subject to further delay, if required pursuant to Section 14(b) below) provided that the Release Condition is satisfied; and provided further, that, if the maximum period during which the Executive can consider and revoke the release begins in one calendar year and

- 8 - ends in the following calendar year, then such payments shall not be made until the later of (i) the first business day in the immediately following calendar year and (ii) the first business day occurring after the date that the Release Condition is satisfied (subject to later payment as set forth in Section 5(e)(ii)). Payments and benefits of amounts described in the previous sentence shall include as a lump sum all payments and benefits which would otherwise have been paid pursuant of employment to the date when payments commence. 7. Confidential Information. (a) The Executive acknowledges that the Company continually develops Confidential Information, that the Executive may develop Confidential Information (as defined below) for the Company and that the Executive may learn of Confidential Information during the course of her employment. The Executive shall comply with the policies and procedures of the Company for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of her duties and responsibilities to the Company any Confidential Information obtained by the Executive incident to her employment or other association with the Company. The Executive understands that this restriction shall continue to apply after her employment terminates, regardless of the reason for such termination. (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, Documents exclusive property of the Company. The Executive shall safeguard all Documents and shall surrender to the Company at the time her employment terminates, or at such earlier time or times a Executive shall immediately return such Documents and other property to the Company upon the termination of her est. The Executive further agrees that any property situated on the premises of, and owned by, the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the or without notice. (c) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Executive from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made such reports or disclosures. (d) Notwithstanding anything to the contrary contained herein, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made:

- 9 - (i) In confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) Solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Executive files a lawsuit for retaliation by the Company for reporting a court proceeding if the Executive: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. 8. Restricted Activities. The Executive agrees that some restrictions on her activities during and after her employment are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the Company: (a) While the Executive is employed by the Company, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise compete with the Company in any location where the Company conducts business. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive, or that intends to compete with, the business of the Company as conducted or under consideration at any time during the out limitation, accepting an employment, consulting or agency position with, or becoming an owner, partner, investor or co- venturer of, any direct competitor business of the Company or any Person who is, or at any time within twelve (12) months prior to te customer of the Company and competes with the business of the Company. For the purposes of this Section 8, the business of the Company shall include all services performed by the Company and the Executive s undertaking shall encompass all items and services that may be used in Company s business. The provisions of Section 8(a) shall not be deemed breached as a result of urities of a Person engaged, directly or indirectly, in activities that are directly or indirectly competitive with the business of the Company so long as the Executive does not actively participate in the business of such Person; provided, however, that such stock is listed on a national securities exchange. (b) The Executive agrees that, during her employment with the Company, she shall not undertake any outside activity, whether or not competitive with the business of the Company, that creates a conflict of interest or otherwise interferes with her duties and obligations to the Company. (c) The Executive further agrees that while the Executive is employed by the Company, the Executive shall not solicit or encourage any customer or vendor of the Company to terminate or diminish its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company.

- 10 - (d) The Executive further agrees that while the Executive is employed by the Company and for twelve (12) months after her employment terminates or, if longer, the length of the Severance Period (the Non-Solicitation Period ), the Executive shall not use Confidential Information or Company trade secrets to hire or attempt to hire (including without limitation, by recruiting or otherwise making efforts to here) any employee of the Company or, in connection therewith, encourage any such employee to terminate his or her relationship with the Company. (e) The Executive shall not, whether in writing or orally, malign, denigrate or disparage the Company or their predecessors and successors, or any of the current or former directors, officers, employees, equity holders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. The Company shall direct its officers and members of the Board, whether in writing or orally, to not malign, denigrate or disparage Executive with respect to any of her respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray Executive in an unfavorable light. 9. Notification Requirement. , the Executive shall give notice to the Company of each new business activity he plans to undertake, at least seven (7) days prior to beginning any such activity. Such notice shall state the name and address of the relationship(s) and position(s) with such Person. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may er obligations under Sections 7 and 8 hereof. 10. Enforcement of Covenants. The Executive acknowledges that she has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be subject to modification by the court to permit its enforcement to the maximum extent permitted by law. In addition to the remedies the Company may seek and obtain pursuant to this Section 10, the Non-Solicitation Period shall be extended by any and all periods during which the Executive shall be found by a court of competent jurisdiction to have been in violation

- 11 - of any of the covenants contained in Sections 7 and 8 above to the maximum extent permissible by law. 11. Cooperation. Executive agrees that, for a period of six (6) months after her employment terminates, she shall respond to all reasonable inquiries of the Company about any matters concerning the Company or Executive further agrees to reasonably cooperate with the Company in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving the Company relating to the period during which the Executive was employed by the Company and with respect to matters which the Executive has knowledge or information. 12. Representations of Executive; Advice of Counsel. (a) The Executive hereby represents and warrants that: (i) The Executive has the full right, authority and capacity to enter into (ii) The execution of this Agreement and the performance of the obligations hereunder shall not breach or be in conflict with any other agreement to which the Executive is a party or is bound and (iii) The Executive is not now subject to any covenants against competition or similar covenants, any court order or other legal obligation, or other agreement that would affect the performance of the Execut obligations hereunder or would otherwise conflict Company hereunder during or after the Employment Term. (b) The Executive covenants that he shall not disclose or use on behalf of the (c) Prior to execution of this Agreement, the Executive was advised by the own selection regarding this Agreement. The Executive acknowledges that the Executive has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Executive further represents that in entering into this Agreement, the Executive is not relying on agents which are not expressly set forth herein, and that the Executive is relying only upon the 13. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 13 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

- 12 - (a) Confidential Information that is not generally known by others with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company would assist in competition against them. Confidential Information includes without limitation such information relating to: (i) The development, research, testing, manufacturing, marketing and financial activities of the Company; (ii) The services; (iii) The costs, sources of supply, financial performance and strategic plans of the Company; (iv) The identity and special needs of the customers of the Company; and (v) The people and organizations with whom the Company have business relationships and those relationships. Confidential Information also includes any information that the Company have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed. (b) Person company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company. 14. Withholding; Section 409A. (a) All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law. (b) Section 409A 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time. shall be compliant with Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event that the Executive is hereunder in Section 409A) or, if earlier, the Executi month delay, all such delayed payments shall be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. For purposes of Section 409A, each of the payments that may be made hereunder is designated as a separate and distinct payment and the right to a series of installment payments shall be deemed to be a right to a series of separate and distinct payments. For purposes of this Agreement, with respect to payments of any amounts that

- 13 - that is consistent with the requirements of Section 409A. To the extent that any reimbursements pursuant to Section 4(f) are taxable to the Executive, any such reimbursement payment due to the Executive shall be paid to the Executive as promptly as practicable consistent with Company pract year in which the related expense was incurred. The reimbursements pursuant to Section 4(f) and any in-kind benefits are not subject to liquidation or exchange for another benefit and the amount of such benefits, reimbursements and in-kind benefits that the Executive receives (or is eligible to receive) in one taxable year shall not affect the amount of such benefits, reimbursements or in- kind benefits that the Executive receives in any other taxable year. 15. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, the Company as hereinbefore defined and any successor that assumes and agrees to perform this Agreement by operation of law or otherwise. 16. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 18. Excess Parachute Limitation. Notwithstanding any other provision in this Agreement, in the event the Executive becomes entitled to any payments or benefits whether pursuant to the terms of or by reason of this Agreement or any other plan, arrangement, agreement, policy or program (including without limitation any restricted stock, stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on the vesting or exercisability of any of the foregoing) with the Company, any successor to the Company or to all or a part of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, spin off, or otherwise and regardless of whether such payment is made by or on behalf of the Company or such successor) or any person whose actions result in a change of control or any person affiliated with the Company or su Payments Payments are reasonably determined by the Executive, but for this Section 18, to be subject to the tax imposed by Section 4999 or any successor provision of the Code ( Excise Tax

- 14 - Company shall pay the Executive either (i) the full amount of the Payments or (ii) the largest portion of the Payments that would result in no portion of the Payments being subject to the Excise Tax (the Capped Payment ), whichever of the foregoing amounts, after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. (a) If a reduction in the Payments is required so that the amount of the Payments equals the Capped Payment, the Payments shall be reduced in the following order: (1) reduction of cash Payments otherwise payable to the Executive that are exempt from Code Section 409A; (2) reduction of any other payments and benefits otherwise payable to the Executive that are exempt from Code Section 409A; (3) cancellation of accelerated vesting of equity awards (other than stock options) that are exempt from Code Section 409A; (4) cancellation of accelerated vesting of stock options that are exempt from Code Section 409A; and (5) reduction of any other payments and benefits otherwise payable to Executive on a pro-rata basis or such other manner that complies with Code Section 409A, as determined by the Company. If acceleration of vesting of Executive's stock options or other equity awards is to be reduced pursuant to clauses (3) or (4) of the immediately preceding sentence, such acceleration of vesting shall be accomplished by first canceling such acceleration for the vesting installment that shall vest last and continuing to the extent necessary by canceling such acceleration for the next vesting installment with the latest vesting. (b) All computations and determinations called for by this Section 18 shall be made and reported in writing to the Company and Executive by an independent accounting firm or independent tax counsel selected by the Executive subject to approval by the Company, which Tax Advisor calculations and determinations, the Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Tax Advisor such information and documents as the Tax Advisor may reasonably request in order to make their required calculations and determinations. The Company shall pay all fees and expenses charged by the Tax Advisor in connection with its services. 19. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, or to such other address as either party may specify by notice to the other actually received. 20. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company. 21. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral,

- 15 - 22. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. 23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. 24. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) This contract shall be construed and enforced under and be governed in all respects by the laws of the State of California, without regard to the conflict of laws principles thereof. (b) Each of the parties hereto irrevocably agrees for the exclusive benefit of the other that any and all suits, actions or proceedings arising out of or relating to this Agreement (a Proceeding ) shall be heard and determined in a California state or a federal court sitting in San Mateo Country, California, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such Proceeding. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such Proceeding brought in any such court and irrevocably waives any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees to waive any right to trial by jury in respect of any such Proceeding. 25. Indemnity Company, Company shall indemnify, defend, and hold Executive, and his agents, contractors, assigns and successors ( brought against any Executive Indemnitee arising from conduct or actions which occurred prior to Executive Indemnitee from and against any loss, damage, expense, penalty, tax, fine, cost (including any fee for any attorney and any other professional and the cost of litigation) and connection with or as result of any conduct or actions which occurred prior to the employment by Company. 26. Effectiveness. This Agreement shall become legally binding upon its execution by each of the parties.

- 16 - IN WITNESS WHEREOF authorized representative and by the Executive as of the date first above written. MARIADB USA INC. By: William Munger VP, Global HR Date Signed: __________________________ ROYA SHAKOORI Date Signed: ________________________